Exhibit 2

Grown Rogue Prepares to Launch Nitrogen Sealed Flower Jars in Michigan while continuing Bay City Expansion; Commences Sungrown Sales and Expands Indoor Facility in Oregon; Grants Options and Issues Shares

Medford, Oregon, November 18, 2020 – Grown Rogue International Inc. (“Grown Rogue” or the “Company”) (CSE: GRIN) (OTC: GRUSF), a multi-state cannabis company with operations and assets in Oregon and Michigan, is excited to announce the pending launch of its Certified Fresh Nitrogen Sealed Jars—designed to ensure fresh, connoisseur-quality premium cannabis—into the Michigan market. Improvements at the Bay City facility, operated by the Company’s Michigan partner Golden Harvests, LLC, continues with the construction of an additional 2,000 sq. ft. flowering room and dedicated cloning and genetic housing rooms to increase vegetative area to support the additional flowering canopy. Also, sun grown sales in Oregon are commencing after a successful harvest and the Company is completing the final build out of its Medford facility with the addition of 2,500 sq. ft. of flowering canopy.

Grown Rogue is launching its Certified Fresh Nitrogen Sealed 3.5 gram Jars at select Michigan retailers providing consumers with three popular cultivars to choose from; Rogue OG, Strawberries & Cream and White Cookies. Grown Rogue’s unique jars contain hand selected flower that are vacuum sealed and nitrogen injected, similar to their patented pre-roll process to remove oxygen that degrades flower while locking in maximum freshness and terpenes. Strong retail and consumer demand are leading the Company to expand the number of cultivars and accounts in which the jars will be available over the coming months.

“We are excited to launch our Nitrogen Sealed Jars into the Michigan market,” said Obie Strickler, Grown Rogue’s Chief Executive Officer. “Many retailers have been transitioning more of their business to pre-packaged flower so this is a perfect time to bring our nitrogen sealed jars to the Michigan market allowing us to control the quality and freshness consumers have come to expect from the Grown Rogue brand. Our flower is not only pre-packaged, but nitro sealed to lock in freshness so consumers can be confident that when they ‘pop the top’ on one of our jars the flower will be certified fresh.”

In Oregon, Grown Rogue recently completed a record sun grown harvest. The Company grew 18 unique cultivars at its two farms which are in the process of being dried, cured and trimmed. Initial sun grown sales are commencing with an expected average price of US$900/lb, which is an increase of 30% over the average price point for the 2019 sun grown harvest. Grown Rogue has also entered into strategic pre-sale contracts in which vendors have paid the Company up front for future sales between US$800 and US$1,000 per pound. The Company is also completing the build out of its indoor facility in Medford, OR, which will add 2,500 sq. ft. of flowering capacity while increasing veg capacity from 1,200 sq. ft. to 1,400 sq. ft. The buildout is expected to be completed by the end of January 2021. Grown Rogue estimates that the additional growth will deliver US$1M of incremental revenue on an annual basis, with a buildout cost of approximately US$200,000 and variable margins on the additional sales anticipated to exceed 60%.

The Company has also announced that it has issued a total of 240,908 common shares to certain directors and employees of the Company relating to amounts owed for services rendered. In addition, the Company issued 25,000 common shares to an existing member of Golden Harvests, LLC in connection with the extension of the next payment of cash and shares owed under the terms of the option agreement with Golden Harvests, LLC, as previously announced on August 11, 2020. The above mentioned common shares were issued at a price of $0.11 per share. The Company has also granted options to purchase an aggregate of 200,000 common shares of the Company (the “Stock Options”) to an employee. The Stock Options are exercisable at a price of $0.15 per share for a period of four years from the date of issuance. The common shares described above and the common shares underlying the Stock Options are subject to a four month hold period expiring on March 19, 2021.

Insiders of the Company received an aggregate of 210,908 common shares of the Company. The Company has relied on the exemptions from the valuation and minority shareholder approval requirements of MI 61-101 contained in section 5.5(b) and 5.7(a) of MI 61-101 in respect of such insider participation.

About Grown Rogue

Grown Rogue International (CSE: GRIN | OTC: GRUSF) is a vertically-integrated, multi-state Cannabis family of brands on a mission to inspire consumers to “enhance experiences” through cannabis. We have combined an expert management team, award winning grow team, state of the art indoor and outdoor manufacturing facilities, and consumer insight based product categorization, to create innovative products thoughtfully curated from “seed to experience.” The Grown Rogue family of products include sungrown and indoor premium flower, along with nitro sealed indoor and sungrown pre-rolls and jars.

FORWARD LOOKING STATEMENTS

This press release contains statements which constitute “forward-looking information” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the Company with respect to future business activities. Forward- looking information is often identified by the words “may,” “would,” “could,” “should,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect” or similar expressions and include information regarding: (i) statements regarding the future direction of the Company (ii) the ability of the Company to successfully achieve its business and financial objectives, (iii) plans for expansion of the Company into Michigan and securing applicable regulatory approvals, and (iv) expectations for other economic, business, and/or competitive factors. Investors are cautioned that forward-looking information is not based on historical facts but instead reflect the Company’s management’s expectations, estimates or projections concerning the business of the Company’s future results or events based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made. Although the Company believes that the expectations reflected in such forward-looking information are reasonable, such information involves risks and uncertainties, and undue reliance should not be placed on such information, as unknown or unpredictable factors could have material adverse effects on future results, performance or achievements of the combined company. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking information are the following: changes in general economic, business and political conditions, including changes in the financial markets; and in particular in the ability of the Company to raise debt and equity capital in the amounts and at the costs that it expects; adverse changes in the public perception of cannabis; decreases in the prevailing prices for cannabis and cannabis products in the markets that the Company operates in; adverse changes in applicable laws; or adverse changes in the application or enforcement of current laws; compliance with extensive government regulation and related costs, and other risks described in the Company’s public disclosure documents filed on www.sedar.com.

Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The Company does not intend, and does not assume any obligation, to update this forward-looking information except as otherwise required by applicable law.

SAFE HARBOR STATEMENT

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the Company’s Form 20-F and 6-K filings with the Securities and Exchange Commission.

The Company is indirectly involved in the manufacture, possession, use, sale and distribution of cannabis in the recreational cannabis marketplace in the United States through its indirect operating subsidiaries. Local state laws where its subsidiaries operate permit such activities however, these activities are currently illegal under United States federal law. Additional information regarding this and other risks and uncertainties relating to the Company’s business are disclosed in the Company’s Listing Statement filed on its issuer profile on SEDAR at www.sedar.com. Should one or more of these risks, uncertainties or other factors materialize, or should assumptions underlying the forward-looking information or forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further information on Grown Rogue International please visit www.grownrogue.com or contact:

Obie Strickler
Chief Executive Officer
obie@grownrogue.com

Investor Relations Desk Inquiries
invest@grownrogue.com
(458) 226-2100